UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2025 bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35966	13-3680878
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

455 Grand Union Boulevard
Somerville, Massachusetts 02145
(Address of principal executive offices) (Zip Code)

(339) 499-9300

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLUE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 21, 2025, bluebird bio, Inc., a Delaware corporation (the “Company” or “bluebird bio”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beacon Parent Holdings, L.P., a Delaware limited partnership (“Parent”), and Beacon Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will conduct a cash tender offer (the “Offer”) to acquire any and all of the outstanding shares of the common stock, par value $0.01 per share (the “Shares”), of the Company, for (i) $3.00 in cash per Share, subject to any applicable withholding taxes and without interest thereon (the “Closing Amount”), plus (ii) one contingent value right (each, a “CVR”) per Share, representing the right to receive a non-tradeable contingent payment of up to $6.84 in cash (the Closing Amount and one CVR, collectively, or any greater amount per Share that may be paid pursuant to the Offer, being hereinafter referred to as the “Offer Price”), subject to any applicable withholding taxes and without interest thereon, upon the achievement of the milestone specified in, and on the other terms and subject to the other conditions set forth in, the CVR Agreement (as defined below).

At or prior to the time at which Merger Sub accepts for payment the Shares tendered in the Offer for purchase, Parent and a rights agent mutually agreeable to Parent and the Company will enter into a contingent value rights agreement (the “CVR Agreement”), a form of which is attached to the Merger Agreement, governing the terms of the CVRs. Each CVR entitles the holder thereof to receive a contingent payment of $6.84 in cash, subject to any applicable withholding taxes and without interest thereon, if, and only if, the Company achieves $600,000,000 in Net Sales (as defined in the CVR Agreement) in any consecutive 12-month period with respect to the Company’s Existing Products (as defined in the CVR Agreement, meaning each of the pharmaceutical products currently marketed by the Company under the brand names ZYNTEGLO, SKYSONA and LYFGENIA) prior to December 31, 2027 (such achievement, the “Milestone”). The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a form of which is included as an annex to the Merger Agreement attached hereto as Exhibit 2.1 and which is incorporated by reference herein.

The Company’s Board of Directors (the “Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger (as defined below), are advisable, fair to and in the best interests of the Company and its stockholders and declared it advisable for the Company to enter into the Merger Agreement and consummate the transactions contemplated therein, (ii) approved and declared advisable the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Offer and the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) resolved that the Merger Agreement and the Merger be governed by Section 251(h) of the Delaware General Corporate Law (the “DGCL”) and that the Merger be effected as soon as practicable following the date and time the shares of the Company that have been validly tendered and not validly withdrawn have been irrevocably accepted for payment by Merger Sub without a vote of the stockholders of the Company, and (iv) resolved to recommended that the stockholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

The Offer, once commenced, will initially remain open for a minimum of 20 business days, subject to certain possible extensions on the terms set forth in the Merger Agreement (as such date and time may be so extended, the “Expiration Time”). If, as of the applicable Expiration Time, any of the conditions to the Offer (the “Offer Conditions”) as set forth on Annex A to the Merger Agreement have not been satisfied or waived (if permitted by the Merger Agreement), then Merger Sub may (and if requested by the Company, shall, and Parent shall cause Merger Sub to) extend the Offer for one or more consecutive extension periods of up to 10 business days each (or any longer period as may be agreed in writing by Parent and the Company) to permit the satisfaction of the Offer Conditions, except that if the sole remaining unsatisfied Offer Condition is the Minimum Condition (as defined below), Merger Sub shall not be required to extend the Offer for more than three occasions of 10 business days each.

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, at the Effective Time (as defined in the Merger Agreement), Merger Sub will merge with and into the Company (the

“Merger”) pursuant to Section 251(h) of the DGCL with the Company as the surviving corporation (the “Surviving Corporation”).Merger Sub’s obligation to purchase the Shares validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver of customary conditions, including, among others, (i) there being validly tendered and not validly withdrawn immediately prior to the Expiration Time a number of Shares that, together with any Shares held by Parent, Merger Sub or any of their direct or indirect wholly owned subsidiaries, represents at least one more Share than 50% of the total number of all then outstanding Shares at the Expiration Time (the “Minimum Condition”), (ii) the absence of any law or order that prohibits consummation of the Offer or the Merger or that has the effect of making the Offer or Merger illegal, (iii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to certain materiality standards, (iv) the Company’s compliance and performance in all material respects with its covenants and agreements contained in the Merger Agreement, (v) the receipt of certain foreign regulatory approvals and (vi) the absence of any event, development or circumstance that has occurred since the date of the Merger Agreement that has had or would reasonably be expected to have a material adverse effect on the Company, as well as other customary conditions set forth in Annex A to the Merger Agreement.

At the Effective Time of the Merger, each Share that is issued and outstanding immediately prior to the Effective Time (other than Shares (i) owned by the Company, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, at the commencement of the Offer and immediately prior to the Effective Time, (ii) irrevocably accepted for purchase pursuant to the Offer (“Accepted Shares”), or (iii) held by any stockholder who is entitled to demand and has properly and validly demanded their statutory right of appraisal of such Shares in accordance with, and in compliance in all respects with, Section 262 of the DGCL) will be automatically cancelled and extinguished and converted into the right to receive the Offer Price (including the CVR), without interest thereon and subject to any applicable withholding taxes (the “Merger Consideration”) pursuant to the Merger Agreement and the CVR Agreement, provided that, at the election of Parent, any Shares owned by any direct or indirect subsidiary of the Parent that are not Accepted Shares will instead receive shares of the Surviving Corporation of equivalent value. As a result of the Merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.

In addition, immediately prior to the Effective Time, (i) each Company stock option to purchase Shares that is outstanding and unexercised as of immediately prior to the Effective Time shall by virtue of the Merger be automatically and (except as otherwise provided in the Merger Agreement) without any action on the part of the Company, Parent or the holder thereof, be cancelled and terminated with no consideration therefor; (ii) each Company restricted stock unit award that is, at the time of determination, subject to vesting or forfeiture conditions and that is not a PSU Award (as defined below) (each, an “RSU Award”) and that is outstanding as of immediately prior to the Effective Time (including, for clarity, any PSU Awards that are subject solely to service-vesting conditions as of the Effective Time) will accelerate and become fully vested and will be automatically cancelled and terminated and converted into the right to receive from the Surviving Corporation (x) an amount in cash (without interest) equal to the product obtained by multiplying (I) the aggregate number of Shares underlying such RSU Award immediately prior to the Effective Time by (II) $3.00, plus (y) one CVR with respect to each Share subject to such RSU Award immediately prior to the Effective Time (in each case, as adjusted to reflect any increases to the Offer Price); (iii) each Company restricted stock unit award that is, at the time of determination, subject to performance-based vesting or forfeiture conditions (each, a “PSU Award”) that is outstanding and vested as of immediately prior to the Effective Time, or that will become vested as required under the terms of the applicable Company equity plan and/or governing award or other agreements in place as of the date of the Merger Agreement, will be automatically cancelled and terminated and converted into the right to receive from the Surviving Corporation, subject to the terms of the Merger Agreement, (x) an amount in cash (without interest) equal to the product obtained by multiplying (I) the aggregate number of Shares underlying such PSU Award immediately prior to the Effective Time (assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the Compensation Committee of the Board in its discretion) by (II) $3.00, plus (y) one CVR with respect to each such Share subject to such PSU Award immediately prior to the Effective Time (in each case, as adjusted to reflect any increases to the Offer Price); and (iv) other than the PSU Awards addressed by clause (iii), each other PSU Award that is outstanding as of immediately prior to the Effective Time shall automatically by virtue of the Merger be cancelled and terminated without any consideration therefor. With respect to the amounts payable pursuant to clauses (ii)(x) and (iii)(x) above, such amounts will be paid, as applicable, as promptly as practicable (and in no event later than the next regularly scheduled payroll date that is at least five business days following the Effective Time). With respect to the amounts payable pursuant to clauses (ii)(y) and (iii)(y) above, such amounts will be paid, if applicable, as soon as reasonably practicable following the Milestone Payment Date (as defined in the CVR Agreement) (but in any event no later than the next regularly scheduled payroll date that is at least five (5) business days following the Milestone Payment Date, and in all events no later than the date that is thirty (30) days following the date of the delivery of the Milestone Achievement Notice (as defined in the CVR Agreement) or, if earlier, such earlier date specified in the Merger Agreement to the extent required to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended). All amounts payable in respect of these equity awards will be subject to applicable withholding taxes.

Additionally, at the Effective Time, each warrant to purchase or otherwise acquire Shares (“Company Warrant”) that is outstanding and unexercised as of immediately prior to the Effective Time will be automatically cancelled and terminated with no consideration therefor.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course and not to engage in certain specified transactions or activities without Parent’s prior consent, and that the parties will use best efforts to cause the Offer and the Merger to be consummated. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly encourage or knowingly facilitate the submission or announcement of any acquisition proposals from third parties or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives an acquisition proposal that did not result from a non-de minimis breach of the non-solicitation provisions of the Merger Agreement, and the Board determines in good faith, after consultations with its outside legal counsel and financial advisor, that such proposal is reasonably likely to be consummated in accordance with its terms and is more favorable to the Company’s stockholders, from a financial point of view, than the Offer and the Merger (a “Superior Proposal” as further described and defined in the Merger Agreement), then the Company can participate in discussions and negotiations regarding such acquisition proposal if the failure to do so would be inconsistent with the Board’s fiduciary duties under applicable law, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right, subject to certain limitations, to terminate the Merger Agreement if the Board changes its recommendation that stockholders of the Company tender their Shares in the Offer (as further described in the Merger Agreement). In addition, either the Company or Parent may terminate the Merger Agreement if the Offer has not been consummated by April 25, 2025, subject to two potential 4 week extensions under certain circumstances. If that end date is extended and the Merger Agreement is then terminated under specified circumstances, Parent will be required to pay a termination fee of at least $1,000,000 following the first extension and at least $2,000,000 following the second extension. Upon termination of the Merger Agreement under other specified circumstances, the Company will be required to pay Parent a termination fee of $1,500,000 or an expense reimbursement of $300,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Fifth Amendment to Loan and Security Agreement

On February 21, 2025, the Company entered into the Fifth Amendment (the “Fifth Amendment”) to its Loan and Security Agreement, dated as of March 15, 2024 (as amended on April 30, 2024, July 9, 2024, August 13, 2024 and August 29, 2024, the “LSA”), by and among the Company, the several banks and other financial institutions or entities party thereto, as lenders (collectively, the “Lenders”), and Hercules Capital, Inc., as administrative agent and collateral agent (the “Agent”).

Pursuant to the Fifth Amendment, the Company, the Agent and the Lenders agreed to, among other things: (i) amend the definition of “Qualified Cash” to solely refer to cash in accounts subject to control agreements in favor of the Agent, (ii) amend the minimum cash covenant to require the Company to maintain an amount of “Qualified Cash” at all times as follows: $55.0 million for February 23 - March 1, 2025; $52.0 million for March 2 - March 8, 2025; $49.0 million for March 9, 2025 - March 15, 2025; $46.0 million for March 16, 2025 - March 22, 2025; $43.0 million for March 23, 2025 - March 29, 2025; $41.0 million for March 30, 2025 - April 5, 2025; $39.0 million for April 6, 2025 - April 25, 2025; and $37.0 million for April 26, 2025 and thereafter, in each case (x) subject to reduction on a dollar-for-dollar basis by an amount equal to the “Parent Termination Fee” (as defined in the Merger Agreement) and (y) subject to certain grace periods and exceptions, (iii) require the Company to deliver to the Agent on a weekly basis a rolling 13 week cash flow forecast and a comparison report setting forth any variance from the cash flow forecast delivered for the immediate prior 13 week period, and (iv) limit the amount of cash held by the Company’s foreign subsidiaries subject to certain conditions set forth therein. The Fifth Amendment added an event of default that will be triggered if (a) the Merger Agreement is terminated (other than as a result of the consummation of the Merger) or amended in a manner materially adverse to the Lenders or (b) the change of control contemplated by the Merger Agreement does not occur on or prior to April 25, 2025, which may be extended to May 23, 2025 and further extended to June 20, 2025, in each case, in accordance with the terms thereof. In addition, the Agent and Lenders agreed to waive the requirement to comply with the net product revenue covenant in the LSA, from the effective date of the Fifth Amendment until the termination of the Merger Agreement (other than as a result of the consummation of the Merger).

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by the full text of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Sixth Amendment to Loan and Security Agreement

On February 21, 2025, the Company entered into the Sixth Amendment (the “Sixth Amendment”) to the LSA (as amended by the Fifth Amendment, the “Amended LSA”), by and among the Company, the Lenders, and the Agent. Pursuant to the terms of the Sixth Amendment, the Agent and the Lenders, among other things: (i) consented to the Company’s entry into the Merger Agreement and the consummation of the Merger and (ii) agreed, upon satisfaction of certain conditions therein (including the consummation of the Merger), to amend certain terms of the Amended LSA, as set forth therein. In addition, the Lenders acknowledged that the warrants previously issued to the Lenders in connection with the LSA will be cancelled and extinguished for no consideration at the effective time of the Merger.

Item 8.01	Other Events.

Joint Press Release

On February 21, 2025, the Company issued a press release regarding the execution of the Merger Agreement. A copy of such press release has been furnished herewith as Exhibit 99.1 to this Report and is incorporated herein by reference.

Amended Letter of Credit

As previously announced, on February 13, 2025, the Company, Aventis Inc. (“Aventis”), Meta Platforms, Inc. (“Meta”) and ARE-MA Region No. 102 Owner, LLC (“ARE”), mutually agreed to the termination of the Company’s sublease from Aventis and the Company’s sub-sublease to Meta of space located at 50 Binney Street in Cambridge, Massachusetts. In connection with the termination, the Company and Aventis have agreed to amend a letter of credit provided as a security deposit under the sublease (the “Letter of Credit”) to reduce the amount thereunder from $40,071,654.15 to $10,000,000. The reduced Letter of Credit will remain in place until the earlier of the termination of the prime lease between Aventis and ARE and December 31, 2030.

Additional Information and Where to Find It

The tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of bluebird bio. The solicitation and the offer to buy shares of bluebird bio common stock will only be made pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Merger Sub intend to file with the SEC. In addition, bluebird bio will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Parent, Merger Sub and bluebird bio with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by bluebird bio under the “investors & media” section of bluebird bio’s website at www.investor.bluebirdbio.com.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 OF BLUEBIRD BIO AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on bluebird bio’s current beliefs and expectations and include, but are not limited to: statements regarding beliefs about the potential benefits of the transaction; the planned completion and timing of the transactions contemplated by the Merger Agreement; and the prospective performance and outlook of the surviving company’s business, performance, and opportunities. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of bluebird bio stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable regulatory and/or governmental entities (or any conditions, limitations or restrictions placed on such approvals); risks relating to bluebird bio’s liquidity during the pendency of the tender offer and the merger or in the event of a termination of the Merger Agreement; risks that the milestone related to the contingent value right is not achieved; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from bluebird bio’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and other risks and uncertainties pertaining to bluebird bio’s business, including the risks and uncertainties detailed in bluebird bio’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by bluebird bio in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and bluebird bio undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 21, 2025, by and among Beacon Parent Holdings, L.P., Beacon Merger Sub, Inc. and bluebird bio, Inc.

10.1	Fifth Amendment to Loan and Security Agreement, dated as of February 21, 2025, by and among the Company, the several banks and other financial institutions or entities party thereto, as lenders, and Hercules Capital, Inc., as administrative agent and collateral agent.

99.1	Press Release, dated February 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2025

bluebird bio, Inc.

By:	/s/ Andrew Obenshain
Name:	Andrew Obenshain
Title:	President and Chief Executive Officer